Exhibit 10.20

AMENDED AND RESTATED STOCK ESCROW AGREEMENT

This AMENDED AND RESTATED STOCK ESCROW AGREEMENT, dated as of March [●], 2020 (“Amended and Restated Escrow Agreement”), by and among EDTECHX HOLDINGS ACQUISITION CORP., a Delaware corporation (“EdtechX”), METEN EDTECHX EDUCATION GROUP LTD., a Cayman Islands exempted company (“Holdco”), the individuals and entities listed on Exhibit A hereto (collectively the “Founders”), and CONTINENTAL STOCK TRANSFER & TRUST COMPANY, a New York corporation (“Escrow Agent”) amends and restates in its entirety that certain Stock Escrow Agreement by and among EdtechX, the Founders, and the Escrow Agent dated October 5, 2018 (“Prior Agreement”).

WHEREAS, in connection with the initial public offering of units of EdtechX, the Founders agreed to deposit all of the shares of common stock of EdtechX, par value $0.0001 per share (“EdtechX Common Stock”), owned by them into escrow pursuant to the terms and conditions of the Prior Agreement;

WHEREAS, EdtechX has entered into an Agreement and Plan of Reorganization (“Merger Agreement”), dated as of December 12, 2019, by and among EdtechX, Holdco, Meten Education Inc., a Delaware corporation and wholly owned subsidiary of Holdco, Meten Education Group Ltd., a Cayman Islands exempted company and wholly owned subsidiary of Holdco, and Meten International Education Group, a Cayman Islands exempted company, and, as a result of the transactions contemplated by the Merger Agreement, among other things, each outstanding share of EdtechX Common Stock will be exchanged for one ordinary share of Holdco (“Holdco Ordinary Shares”);

WHEREAS, pursuant to Section 8.2(j) of the Merger Agreement, each Holdco Ordinary Share received by the Founders upon consummation of the business combination shall be subject to the same transfer restrictions as set forth in the Prior Agreement;

WHEREAS, EdtechX, Holdco, and the Founders desire that the Escrow Agent hold the Holdco Ordinary Shares held by the Founders in escrow, subject to the terms of this Amended and Restated Escrow Agreement; and

WHEREAS, each of the parties to the Prior Agreement is a signatory to this Amended and Restated Escrow Agreement, satisfying the requirements for amendments as set forth in Section 6.3 of the Prior Agreement.

IT IS AGREED:

1. Appointment of Escrow Agent. EdtechX, Holdco, and the Founders hereby appoint the Escrow Agent to act in accordance with and subject to the terms of this Amended and Restated Escrow Agreement and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with and subject to such terms.

2. Deposit of Shares. On or about the date hereof and upon consummation of the Business Combination, EdtechX shall instruct the Escrow Agent to exchange each share of EdtechX Common Stock held in escrow pursuant to the Prior Agreement for one Holdco Ordinary Share, with such Holdco Ordinary Shares to be held and disbursed subject to the terms and conditions of this Amended and Restated Escrow Agreement. Each Founder acknowledges that the certificate representing such Founder’s Holdco Ordinary Shares will be legended to reflect the deposit of such shares under this Amended and Restated Escrow Agreement.

3. Disbursement of the Escrow Shares. Except as otherwise set forth herein, the Escrow Agent shall hold the Holdco Ordinary Shares deposited into escrow pursuant to Section 2 above (such shares to be referred to herein as the “Escrow Shares”) until (i) with respect to 50% of the Escrow Shares, the earlier of (x) six months after the date hereof and (y) the date on which the last sale price of the Holdco Ordinary Shares equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing from the date hereof and (ii) with respect to the remaining 50% of the Escrow Shares, six months after the date hereof (such period of time during which the Escrow Shares are held in escrow, the “Escrow Period”). Upon completion of the Escrow Period, the Escrow Agent shall disburse such amount of each Founder’s Escrow Shares to such Founder; provided, however, that if, within the Escrow Period, Holdco subsequently consummates a liquidation, merger, stock exchange or other similar transaction which results in all of the shareholders of such entity having the right to exchange their Holdco Ordinary Shares for cash, securities or other property, then the Escrow Agent will, upon receipt of a notice executed by the Chairman of the Board, Chief Executive Officer or other authorized officer of Holdco, in form reasonably acceptable to the Escrow Agent, certifying that such transaction is then being consummated or such conditions have been achieved, as applicable, release the Escrow Shares to the Founders. The Escrow Agent shall have no further duties hereunder after the disbursement of the Escrow Shares in accordance with this Section 3.

4. Rights of Founders in Escrow Shares.

4.1 Voting Rights as a Shareholder. Except as herein provided, the Founders shall retain all of their rights as shareholders of Holdco as long as any shares are held in escrow pursuant to this Amended and Restated Escrow Agreement, including, without limitation, the right to vote such shares.

4.2 Dividends and Other Distributions in Respect of the Escrow Shares. For as long as any Escrow Shares are held in escrow pursuant to this Amended and Restated Escrow Agreement, all dividends payable in cash with respect to the Escrow Shares shall be paid to the Founders, but all dividends payable in shares or other non-cash property (“Non-Cash Dividends”) shall be delivered to the Escrow Agent to hold in accordance with the terms hereof. As used herein, the term “Escrow Shares” shall be deemed to include the Non-Cash Dividends distributed thereon, if any.

4.3 Restrictions on Transfer. During the Escrow Period, the only permitted transfers of the Escrow Shares will be (i) to the Founders and Holdco’s officers, directors, employees, consultants or their affiliates, (ii) to a Founder’s stockholders, partners or members upon the Founder’s liquidation, (iii) by bona fide gift to a member of the Founder’s immediate family or to a trust, the beneficiary of which is the Founder or a member of the Founder’s immediate family for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death of the Founder, or (v) pursuant to a qualified domestic relations order binding on the Founder; provided, however, that except with Holdco’s prior written consent, such permitted transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this Amended and Restated Escrow Agreement.

5. Concerning the Escrow Agent.

5.1 Good Faith Reliance. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent in good faith to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Amended and Restated Escrow Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

5.2 Indemnification. The Escrow Agent shall be indemnified and held harmless by Holdco from and against any expenses, including reasonable counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Amended and Restated Escrow Agreement, the services of the Escrow Agent hereunder, or the Escrow Shares held by it hereunder, other than expenses or losses arising from the gross negligence, fraud or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrow Shares or it may deposit the Escrow Shares with the clerk of any appropriate court or it may retain the Escrow Shares pending receipt of a final, non-appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrow Shares are to be disbursed and delivered. The provisions of this Section 5.2 shall survive in the event the Escrow Agent resigns or is discharged pursuant to Sections 5.5 or 5.6 below.

5.3 Compensation. The Escrow Agent shall be entitled to reasonable compensation from Holdco for all services rendered by it hereunder. The Escrow Agent shall also be entitled to reimbursement from Holdco for all reasonable expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all counsel, advisors’ and agents’ fees and disbursements and all taxes or other governmental charges.

5.4 Further Assurances. From time to time on and after the date hereof, EdtechX, Holdco and the Founders shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Amended and Restated Escrow Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

5.5 Resignation. The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice and such resignation shall become effective as hereinafter provided. Such resignation shall become effective at such time that the Escrow Agent shall turn the Escrow Shares over to a successor escrow agent appointed by Holdco and approved by the EdtechX Committee (as defined in the Merger Agreement), which approval will not be unreasonably withheld, conditioned or delayed. If no new escrow agent is so appointed within the 60-day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Shares with any court it reasonably deems appropriate in the State of New York.

5.6 Discharge of Escrow Agent. The Escrow Agent shall resign and be discharged from its duties as escrow agent hereunder if so requested in writing at any time by all of the other parties hereto; provided, however, that such resignation shall become effective only upon the appointment of a successor escrow agent selected by Holdco and approved by the EdtechX Committee (as defined in the Merger Agreement), which approval will not be unreasonably withheld, conditioned or delayed.

5.7 Liability. Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence, fraud or willful misconduct.

6. Miscellaneous.

6.1 Governing Law. This Amended and Restated Escrow Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto consent to the jurisdiction and venue of any state or federal court located in the City of New York, Borough of Manhattan, for purposes of resolving any disputes hereunder. As to any claim, cross-claim, or counterclaim in any way relating to this Amended and Restated Escrow Agreement, each party waives the right to trial by jury.

6.2 Entire Agreement. This Amended and Restated Escrow Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and, except as expressly provided herein, may only be changed, amended, or modified by a writing signed by each of the parties hereto.

6.3 Headings. The headings contained in this Amended and Restated Escrow Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation thereof.

6.4 Binding Effect. This Amended and Restated Escrow Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and assigns.

6.5 Notices. Any notice, consent or request to be given in connection with any of the terms or provisions of this Amended and Restated Escrow Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery, by email or by facsimile transmission:

If to Holdco, to:

Meten EdtechX Education Group Ltd.

c/o Meten International Education Group
3rd Floor, Tower A, Tagen Knowledge & Innovation Center
2nd Shenyun West Road, Nanshan District
Shenzhen, Guangdong Province 518045
The People’s Republic of China
Attention: Yupeng Guo
Email: richard@meten.com

with a copy, which shall not constitute notice, to:

Morgan, Lewis & Bockius
Beijing Offices

Beijing Kerry Centre South Tower, Suite 823, 8th Floor

No. 1 Guang Hua Road

Chaoyang, Beijing 100020

The People’s Republic of China

Attn: Ning Zhang
Email: ning.zhang@morganlewis.com

If to the EdtechX Committee, to:

EdtechX Holdings Acquisition Corp.

c/o IBIS Capital Limited

22 Soho Square

London, W1D 4NS

United Kingdom

Attn: Benjamin Vedrenne-Cloquet

Fax No.: +44 (0)20 7070 7081

Email: bvc@Ibiscap.com

If to a Founder, to the address set forth in Exhibit A

with a copy, which shall not constitute notice, to:

Graubard Miller

The Chrysler Building

405 Lexington Ave, 11th Floor

New York, NY 10174

Attn: David Alan Miller, Esq. / Jeffrey M. Gallant, Esq.

Email: dmiller@graubard.com / jgallant@graubard.com

and if to the Escrow Agent, to:

Continental Stock Transfer & Trust Company

1 State Street

New York, New York 10004

Attn: Chairman

Fax No.:

Email:

The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice.

6.6 Counterparts. This Amended and Restated Escrow Agreement may be executed in several counterparts, each one of which shall constitute an original and may be delivered by facsimile transmission and together shall constitute one instrument.

[Signature Page Follows]

WITNESS the execution of this Amended and Restated Escrow Agreement as of the date first above written.

EDTECHX HOLDINGS ACQUISITION CORP.

By:
Name: Benjamin Vedrenne-Cloquet
Title: Chief Executive Officer

METEN EDTECHX EDUCATION GROUP LTD.

By:
Name: Yupeng Guo
Title: Director

FOUNDERS:

IBIS CAPITAL SPONSOR LLC

By:
Name: Charles McIntyre
Title: Managing Member

IBIS CAPITAL SPONSOR II LLC

By:
Name: Charles McIntyre
Title: Managing Member

AZIMUT ENTERPRISES S.R.L.

By:
Name:
Title:

COFIRCONT COMPAGNIA FIDUCIARIA S.R.L.

By:
Name:
Title:

CHARDAN CAPITAL MARKETS, LLC

By:
Name: George Kaufman
Title: Managing Director

I-BANKERS SECURITIES, INC.

By:
Name: Mike McCrory
Title: Chief Executive Officer

CONTINENTAL STOCK TRANSFER
& TRUST COMPANY

By:
Name:
Title:

EXHIBIT A

Name and Address of Founder	Number of Shares

IBIS Capital Sponsor LLC 22 Soho Square London, W1D 4NS, United Kingdom Attn: Benjamin Vedrenne-Cloquet	416,000

IBIS Capital Sponsor II LLC 22 Soho Square London, W1D 4NS, United Kingdom Attn: Benjamin Vedrenne-Cloquet	740,250

Azimut Enterprises S.r.l. Via Cusani, 4-20121 Milano, Italy	125,000

Cofircont Compagnia Fiduciaria S.r.l. [ADDRESS]	262,500

Chardan Capital Markets, LLC 17 State Street, Suite 1600 New York, NY 10004	18,750

I-Bankers Securities, Inc. 535 5th Avenue, 5th Floor New York, NY 10017	18,750